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                                                                   EXHIBIT 23.2

                       CONSENT OF INDEPENDENT CERTIFIED
                              PUBLIC ACCOUNTANTS

  We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated February 11, 1997, relating to the financial statements of Enamelon, Inc., which is contained in that Prospectus.

  We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                          BDO SEIDMAN, LLP

New York, New York

September 18, 1997